EXHIBIT 10.1

                           EXCLUSIVE LICENSE AGREEMENT


This EXCLUSIVE LICENSE AGREEMENT ("Agreement") is made this 26 day of April, 2004 by and between Timeless Video, Inc., a California corporation, ("TVI/CSI"), Digital Continuum, Inc., a California corporation ("DCI"), ETV, Inc., a California corporation ("ETV") and American IDC Corp., a Florida corporation ("ACNI").

Recitals:

WHEREAS, TVI/CSI possesses a library of over ten thousand (10,000) classic films and television programs (the "Library") and has the worldwide rights for distribution, marketing and broadcasting such films and television programs through all channels of distribution and in all in media (as used herein, each individual film or television program shall be a "Title" and all Titles collectively shall be the "Library"); and

WHEREAS, DCI owns as its exclusive property a digital technology solution for encoding, encrypting and broadcasting over the Internet, including a proprietary Digital Continuum software ("DC Software"), which is capable of delivering over 24/7 Internet Broadband Channels; and

WHEREAS, ETV possesses the licensing rights for the Library for the purposes of broadband delivery and reselling over the Internet in the United States and the exclusive rights to use the DC Software for the purpose of broadband delivery over the Internet to the United States Market (collectively, the "Licensed Assets"). These rights are as set forth in the license agreements between TVI/CSI and ETV and DCI and ETV, which are set forth as Exhibit A (the "TVI/CSI License Agreement") and Exhibit B (the "DCI License Agreement"), respectively, which are incorporated by reference herein. TVI/CSI, DCI and ETV shall collectively be known as "Licensor"; and

WHEREAS, Licensor desires to grant a license to the Licensed Assets to ACNI ("Licensee"), thereby transferring all of Licensor's rights to manufacture, distribute or otherwise utilize the Licensed Assets.

Now, therefore, in consideration of the following premises and the mutual covenants herein contained, and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. GRANT

1.1 GRANT OF LICENSE. Subject to the terms of the TVI/CSI License Agreement and the DCI License Agreement and this Agreement, Licensor hereby grants to Licensee and its affiliates a sole and exclusive license in North America to manufacture, use, lease, distribute and/or sell the Licensed Assets.

1.2 RIGHT TO GRANT SUB-LICENSES. Licensor grants Licensee the right to grant sublicenses to third parties under the license granted hereunder, provided the Licensee abides by the terms of this Agreement.

2. PAYMENT.

2.1 PAYMENT FOR LICENSE. In consideration of the rights and licenses granted to Licensee herein, Licensee shall pay to Licensor Ten Thousand Dollars ($10,000), which has already been paid, and five million (5,000,000) shares of restricted common stock of ACNI immediately upon the execution of this Agreement, provided that all terms of this Agreement that are to be completed concurrently with the execution of this Agreement must have been fulfilled by Licensor and Licensee.

2.2 RESTRICTED SECURITIES. The stock to be issued to Licensor under this Agreement will be restricted under Section 144 of the Securities Act of 1933 ("Restricted Securities"). Licensor understands that as Restricted Securities under the federal securities laws, the shares are not being issued under a public offering and that under such laws and applicable regulations, such securities may not be resold without registration under the Securities Act of 1933, except in certain limited circumstances. Licensor represents that it is familiar with Restricted Securities and understands the resale limitations imposed thereby and by the Act. It is understood that the certificates evidencing the stock may bear the following legends: 1) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state of the United States ("State Acts"). The securities evidenced by this certificate may not be offered, sold or transferred for value, directly or indirectly, in the absence of such registration under the Act and qualification under applicable State Acts, or pursuant to an exemption from registration under the Act and/or qualification under applicable State Acts, the availability of which is to be established to the reasonable satisfaction of the Licensor.

3. TERM. The term of this Agreement shall be ten (10) years and renewable by mutual agreement.

4. EXCLUSIVITY. During the term of this Agreement, Licensee shall have the exclusive use of the Licensed Assets.

5. PROTECTION OF INTELLECTUAL PROPERTY.

5.1. ACKNOWLEDGMENTS AND AGREEMENTS OF LICENSEE. As a material inducement to Licensor to enter into this Agreement, and as a material part of the consideration to Licensor hereunder, the parties hereby acknowledge and agree that:

                  (i) (a) Licensor owns the Licensed Assets and all rights, registrations, applications and filings with respect to such Licensed Assets, and all renewals and extensions of any such registrations, applications and filings, (b) Licensor has the right to license the Licensed Assets, and (c) Licensee is acquiring hereby only the right to use the Licensed Assets for the purpose stated in and pursuant to the terms and conditions of the Agreement.

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                  (ii) (a) Great value is placed on the Licensed Assets, and the goodwill associated therewith, (b) the Licensed Assets and all rights therein and goodwill pertaining thereto belong exclusively to and (c) all authorized use of the Licensed Assets by Licensee shall inure to the benefit of Licensor.

                  (iii) The conditions, terms, restrictions, covenants and limitations of this Agreement are necessary, equitable, reasonable and essential to assure the consuming public that all goods and services sold under the Licensed Assets are of the same consistently high quality as sold by Licensor and by others who are licensed to design, manufacture and/or sell any products by, under or with the Licensed Assets, if any.

5.2 PROTECTION OF RIGHTS.

                  (i) RESTRICTION ON USE. Licensee shall not use or permit the use of the Licensed Assets for any purpose or use other than the uses licensed under this Agreement.

                  (ii) GENERAL. Licensee shall cooperate fully and in good faith with Licensor for the purpose of securing and preserving Licensor's (or any grantee of Licensor's) rights in and to the Licensed Assets.

6. DEFAULTS AND REMEDIES.

6.1 DEFAULTS BY LICENSEE. The occurrence of any one or more of the following shall constitute a default by Licensee under this Agreement:

                  (i) Licensee shall fail to make payment for the Licensed Assets and such failure continues for more than thirty (30) days after written notice thereof, unless such failure cannot be cured within such thirty (30) day period and Licensee shall have commenced to cure the failure and proceeds diligently thereafter to cure such failure.

                  (ii) Licensee uses the Licensed Assets in any manner likely to endanger the validity of the Licensed Assets or to damage or impair the reputation or value of the Licensed Assets, and such action continues for more than thirty (30) days after written notice thereof, unless the action cannot be cured within such thirty (30) day period and Licensee shall have commenced to cure the action and proceeds diligently thereafter to cure such action.

                  (iii) The failure of Licensee to perform any of its other material obligations under this Agreement and such failure continues for more than thirty (30) days after written notice thereof, unless the failure cannot be cured within such thirty
                  (30) day period and Licensee shall have commenced to cure the failure and proceeds diligently thereafter to cure such failure.

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

6.2. DEFAULT BY LICENSOR. If Licensor fails to perform any of its material obligations under this Agreement and such failure continues for more than thirty
(30) days after the written notice thereof, such failure shall constitute a failure by Licensor under this Agreement, unless the failure cannot be cured within such thirty (30) day-period and Licensor shall have commenced to cure such failure and proceeds diligently thereafter to cure such failure.

6.3. REMEDIES.

                  (i) If Licensee has not cured any such breach or non-performance in accordance with Section 6.1 above, in addition to all other rights and remedies available to Licensor, whether pursuant to the terms of this Agreement at law in equity or otherwise, Licensor shall have the right to terminate this Agreement without further notice to Licensee.

                  (ii) If Licensor has not cured any such breach or non-performance in accordance with Section 6.2 above, in addition to all of the other rights and remedies available to Licensee, whether pursuant to the terms of this Agreement at law, in equity or otherwise, Licensee shall have the right to terminate this Agreement without further notice to Licensor.

6.4. EFFECT OF EXPIRATION OR TERMINATION. Except as specifically provided herein to the contrary, upon expiration or termination of this Agreement, the rights and licenses granted herein shall terminate and Licensee shall have no further right to use the Licensed Assets. Upon the request of Licensor, Licensee shall immediately execute without further consideration such assignments and other instruments which may be required to be recorded to effect the termination of the licenses and rights granted herein (and the assignments of Licensee's rights to Licensor).

7. WARRANTIES.

7.1. LICENSOR'S WARRANTIES. Licensor warrants and represents that Licensor (i) is free to enter into this Agreement, (ii) has the full power, right and authority to make the grant of rights to Licensee as provided hereunder and that the exercise by Licensee of such rights, as authorized hereunder, shall not violate the rights of any third party, and (iii) is not subject to any obligation which will or might hinder or prevent the full completion and performance by Licensor of any of the covenants and the conditions to be kept and performed by Licensor hereunder.

7.2. LICENSEE'S WARRANTIES. Licensee hereby represents and warrants that Licensee (i) is free to enter into this Agreement, (ii) is not subject to any obligation which will or might hinder or prevent the full completion and performance by Licensee of any of the covenants and conditions to be kept and performed by Licensee hereunder, and (iii) will ensure that all uses of the Licensed Assets comply with the terms of this Agreement.

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

8. MISCELLANEOUS.

8.1 CONSULTING AGREEMENTS. Alston Barnard and Garry Lawson, principals of Licensor, shall agree to enter into one year consulting agreements with Licensee to assist Licensee with marketing and utilization of the Licensed Assets. The consulting agreements will be individually negotiated for a one-year term and will include payment of One Million (1,000,000) shares of ACNI common stock, registered on Form S-8.

8.2 OPTION TO PURCHASE THE LICENSED ASSETS. In consideration for entering into this Agreement, Licensor agree to grant Licensee an exclusive two-year option to purchase the Licensed Assets for Five Million Dollars $5,000,000 payable in cash or common stock, as determined by the parties.

9. GENERAL PROVISIONS.

9.1. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and all prior negotiations, discussions, commitments and/or understandings relating thereto, if any, are merged herein. This Agreement shall supersede any and all other agreements between the Parties and may be modified only by a written agreement signed by duly authorized of each of the Parties. No representations, oral or otherwise expressed or implied, other than those specifically contained in this Agreement have been made by any party hereto. No other agreements not referred to or specifically contained herein, oral or otherwise, shall be deemed to exist or to bind any of the Parties hereto.

9.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

9.3. CHOICE OF LAW. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of California without regard to its choice of law principles.

9.4. DISPUTE RESOLUTION. Any claim or controversy arising out of or relating to this Agreement, or any breach thereof wherein only damages are sought, be brought in federal or state court in the State of California, County of Los Angeles.

9.5. NO WAIVER. No waiver by either party, whether express or implied, of any provision of this Agreement or of any breach or default of any party, shall constitute a continuing waiver of such provision or any other provisions of this Agreement, and no such waiver by any party shall prevent such party from acting upon the same or any subsequent breach or default of the other party of the same or any other provision of this Agreement.

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

9.6. DISCLAIMER OF AGENCY. Nothing in this Agreement shall create a partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the parties hereto, and neither Licensee nor Licensor shall have the power to obligate or bind the other in any manner whatsoever.

9.7. CONSTRUCTION. This Agreement shall be interpreted to provide Licensor with the maximum control of the Licensed Assets and the use thereof.

9.8. LICENSOR APPROVALS. Any approval required from Licensor under this Agreement shall be effective and binding against Licensor only if it is in writing. Any approval required hereunder must be obtained by Licensee prior to Licensee taking any action which requires such approval.

9.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10. AUTHORITY. Each individual signing on behalf of a party hereto represents and warrants that he or she is authorized to execute this Agreement on behalf of such party. Each party has obtain the necessary approvals to enter into this agreement.

9.11. TERMINATION ON INSOLVENCY OF LICENSEE. Licensor may terminate this Agreement if a petition for relief under applicable bankruptcy law is filed by or against Licensee, and is not dismissed within sixty (60) days of such filing, if Licensee makes any assignment for the benefit of its creditors, or if a receiver is appointed for Licensee for all or substantially are of its business interests. The license and rights granted hereunder are personal to Licensee. No assignee for the benefit of creditors, receiver, debtor in possession, trustee in bankruptcy, sheriff or any other officer of court charged with taking over custody of Licensee's assets or business shall have any right to continue performance to exploit or in any way use the Licensed Assets if this Agreement is terminated, except as may be required by law.

9.12. TERMINATION ON INSOLVENCY OF LICENSOR. Licensee may terminate this Agreement, if a petition for relief under applicable bankruptcy law is filed by or against Licensor, and is not dismissed within sixty (60) days of such filing, if Licensor makes any assignment for the benefit of its creditors, or if a receiver is appointed for Licensor for all or substantially all of its business interests. In the event of such termination, Licensee shall have the right to continue thereafter to import and/or sell any and all Licensed Assets which Licensee has purchased, produced or committed to purchase prior to the date of termination.


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

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above.

                                                American IDC Corp.


                                                By: /s/Gordon F. Lee
                                                Name: Gordon F. Lee
                                                Title: Chief Executive Officer


                                                ETV, Inc.



                                                By: /s/Alston Barnard
                                                Name: Alston Barnard
                                                Title: CFO


                                                Timeless Video, Inc.



                                                By: /s/Craig Sprout
                                                Name: Craig Sprout
                                                Title: President

                                                Digital Continuum, Inc.



                                                By: /s/Alston Barnard
                                                Name: Alston Barnard
                                                Title: President

EXHIBIT A
---------


                                LICENSE AGREEMENT
                                -----------------


        The following agreement is made between ETV, Inc. ("ETV"), a California corporation, with offices at 7033 Sunset Boulevard, Suite 318, Hollywood, California 90028 and Timeless Video, Inc. a California corporation, with offices at 10000 Canoga Avenue, Suite C-8, Chatsworth, California 91311 and Craig Sprout ("TVI/CS").

        WHEREAS, TVI/CS possesses a library of over ten thousand (10,000) classic films and television programs (the "Library") and has the worldwide rights for distribution, marketing and broadcasting such films and television programs through all channels of distribution and in all media. (As used herein, each individual film or television program shall be a "Title" and all Titles collectively shall be the "Library").

        WHEREAS, ETV is in the business of marketing and distributing program content for broadband television over the Internet.

        NOW, THEREFORE, the parties agree as follows:

1. U.S. RIGHTS FOR BROADBAND DELIVERY OVER THE INTERNET. TVI/CS grants to ETV licensing rights for its library for the purpose of broadband delivery and reselling over the Internet. Such rights are limited to the United States.

2. LIBRARY SELECTION. DUBBING AND/OR SUBTITLING. ETV may choose any or all of the Library for broadband delivery over the Internet in the U.S. ETV shall be responsible and pay for any dubbing and/or subtitling that may be required for the Titles chosen. When the dubbing and/or subtitling is completed, the foreign language versions of the titles shall be the Foreign Language Titles.

3. DELIVERY TO ETV. TVI/CS shall deliver Titles selected from the Library to ETV in a mutually agreed upon format within thirty (30) days of selection in writing by ETV. 2.

4. FORMAT CONVERSION. All conversions from agreed upon formats shall be determined by ETV and the costs of any such conversion will be the responsibility of ETV.

5. CONSIDERATION FROM ETV. ETV will issue to Craig Sprout a total five hundred thousand (500,000) shares of common stock of ETV, Inc. These shares are subject to dilution for future management employee options and for further capitalization or strategic relationships. In addition, Craig Sprout shall receive ten percent (10%) of the gross revenues received by ETV for downloads and/or subscription sales.

6. HOLD HARMLESS FROM TVI/CS TO ETV. TVI/CS represents and warrants to ETV that it has full right and title to grant marketing and distribution rights under this Agreement to ETV and hereby agrees to indemnify and hold ETV harmless against any and all claims, losses and costs related to any claim by a third party that ETV is not entitled to the rights granted under this Agreement.

7. ENTIRE AGREEMENT. This is the entire Agreement between the parties and any modifications must be in writing and executed by each of the parties.

8. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Los Angeles, California, in accordance with the Rules of the American Arbitration Association then existing, and the judgment in arbitration may be entered in any court having jurisdiction thereto.

9. ATTORNEYS' FEES. If any action at law or equity, including an action for declaratory relief, or any proceeding in arbitration, is brought to enforce or interpret the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, and other costs incurred in that action or proceeding which may be set by the court or the arbitration panel in the same action or any separate action brought for that purpose, in addition to any other relief to which such party may be entitled.

10. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of California.

Dated: APRIL 5, 2004



TIMELESS VIDEO, INC. a California corporation

By: /S/CRAIG SPROUT                     ETV, INC.
    ---------------                     a California corporation
       Craig Sprout
       President
                                        By: /S/ALSTON BARNARD
CRAIG SPROUT                                -----------------
                                               Alston Barnard
By: /S/CRAIG SPROUT                            President/CEO
    ---------------
       Craig Sprout

EXHIBIT B
---------


                                LICENSE AGREEMENT
                                -----------------


        The following agreement is made between ETV, Inc. ("ETV"), a California corporation, with offices at 7033 Sunset Boulevard, Suite 318, Hollywood, California 90028 and Digital Continuum, Inc. ("DCI"), a California corporation, with offices at 7033 Sunset Boulevard, Hollywood, CA 90028.

        WHEREAS, DCI owns as its exclusive property a digital technology solution for encoding, encrypting, and broadcasting over the Internet, including its proprietary Digital Continuum software, which is capable of delivering content digitally over 24/7 Internet Broadband Channels.

        WHEREAS, ETV is in the business of aggregating, marketing and distributing program content for broadband television over the Internet.

        NOW, THEREFORE, the parties agree as follows:

1. U.S. RIGHTS FOR BROADBAND DELIVERY OVER THE INTERNET. DCI grants to ETV the exclusive rights to use its digital technology solution for the purpose of broadband delivery over the Internet to the U.S. market. Such rights are limited to the United States.

2. CONSIDERATION FROM ETV. ETV shall pay to DCI a mutually agreed upon sum of money for the use of its digital technology solution for the purpose of distributing content over Internet Broadband channels. Such sum shall not be less than twenty thousand dollars ($20,000) per separate broadband channel used. Such sum shall be payable to DCI from ETV within sixty (60) days of receipt of invoice.

3. DISTRIBUTION RIGHTS FOR DCI TECHNOLOGY. ETV shall act as a non-exclusive distributor for DCI technology, including hardware and software, and shall receive a commission of twenty percent (20%) of the net selling price on any and all sales of such technology generated by ETV. Sales will be invoiced by ETV and the net total of each sale, less twenty percent (20%), shall be paid within sixty (60) days to DCI from ETV.

4. HOLD HARMLESS FROM DCI TO ETV. DCI represents and warrants to PTV that it has fall right and title to the digital technology solution under this Agreement with ETV and hereby agrees to indemnify and hold ETV harmless against any and all claims, losses and costs related to any claim by a third party that ETV is not entitled to the rights granted under this Agreement.

5. ENTIRE AGREEMENT. This is the entire Agreement between the parties and any modifications must be in writing and executed by each of the parties

6. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the making, performance, or interpretation thereof; shall be settled by arbitration in Los Angeles, California, in accordance with the Rules of the American Arbitration Association then existing, and the judgment in arbitration may be entered in any court having jurisdiction thereto.

7. ATTORNEYS' FEES. If any action at law or equity, including an action for declaratory relief; or any proceeding in arbitration, is brought to enforce or interpret the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, and other costs incurred in that action or proceeding which may be set by the court or the arbitration panel in the same action or any separate action brought for that purpose, in addition to any other relief to which such party may be entitled.

8. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of California.


Dated                 April 5, 2004
------------------------------------------


Digital Continuum, Inc.                          ETV, INC.
a California corporation                         a California corporation


By: /S/ ALSTON BARNARD                           /S/ALSTON BARNARD
    --------------------------                   -----------------------------
President                                        Alston Barnard
                                                 President/CEO


                                                 /S/ GARRY LAWSON
                                                 -----------------------------
                                                 Garry Lawson
                                                 Secretary